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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 1995 appearing on page 32 of Santa Fe Energy Resources, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference in the Registration Statement of our report dated June 24, 1994 appearing on page 4 of the Annual Report of the Santa Fe Energy Resources Savings Investment Plan on Form 11-K for the year ended December 31, 1993.

PRICE WATERHOUSE LLP

Houston, Texas
April 13, 1995